EXHIBIT 10.1

USA TRUCK, INC.

2003 RESTRICTED STOCK AWARD PLAN

AUGUST 22, 2003

TABLE OF CONTENTS

Section 1.		Purpose of Plan	1
Section 2.		Plan Administration	1
Section 3.		Shares Available for Issuance	1
(a	)	Maximum Number of Shares Available	1
(b	)	Accounting for Restricted Stock Awards	2
(c	)	Return of Shares to Powell	2
(d	)	Reservation of Shares	2
Section 4.		Participation	2
Section 5.		Restricted Stock Awards	2
(a	)	Grant	2
(b	)	Stock Award Agreements	2
(c	)	Vesting of Awards	3
(d	)	Dividends and Distributions	3
(e	)	Restrictions on Transfer	3
(f	)	Enforcement of Restrictions	3
(g	)	Certificates	3
(h	)	Effect of Forfeiture	4
Section 6.		Effect of Termination of Employment or Other Service	4
(a	)	Effect of Termination	4
(b	)	Date of Termination of Employment or Other Service	4
Section 7.		Payment of Withholding Taxes	4
Section 8.		Rights of Participants and the Company	5
(a	)	Rights as a Stockholder	5
(b	)	Employment or Service	5
(c	)	Non-Exclusivity of the Plan	5
Section 9.		Securities Law and Other Restrictions	5
Section 10.		Plan Amendment, Modification and Termination	5
Section 11.		Stockholder Approval	5
Section 12.		Effective Date and Duration of the Plan	6
Section 13.		Miscellaneous	6
(a	)	Governing Law	6
(b	)	Successors and Assigns	6

i

USA TRUCK, INC.

2003 RESTRICTED STOCK AWARD PLAN

     Section 1. Purpose of Plan. The Board of Directors of USA Truck, Inc., a Delaware corporation (the “Company”), and Robert M. Powell (“Powell”), the Chief Executive Officer and a principal stockholder of the Company, believe the best interests of the Company will be advanced by encouraging and enabling certain officers of the Company to have an increased proprietary interest in the Company. Powell desires to facilitate the Company’s ability to accomplish that purpose by contributing up to One Hundred Fifty Thousand (150,000) shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), to the Company for purposes of issuance to such officers as awards of restricted stock (“Awards”) under this USA Truck, Inc. 2003 Restricted Stock Award Plan (the “Plan”), and the Company desires to accept the contribution of such shares from Powell for that purpose. The Company and Powell believe that Awards under the Plan will reward the recipients for their contributions to the achievement by the Company of its business objectives and provide incentives to them to continue to perform services for the Company to the best of their abilities.

     Section 2. Plan Administration. The Plan shall be administered by a person (the “Administrator”) appointed by the Board of Directors. Initially, Powell shall serve as the Administrator. In accordance with and subject to the provisions of the Plan, the Administrator will have the authority to determine, and recommend to the Board of Directors, all provisions of Awards consistent with the terms of the Plan, including, without limitation, the following: (A) the officers of the Company who will receive Awards (each officer who receives an Award is referred to in this Plan as a “Participant”); (B) the nature and extent of the Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Award); (C) the time or times when Awards will be granted; and (D) the restrictions and other conditions (including, for example, the lapse of time and the achievement of specified performance goals) to which the vesting of Awards may be subject. Each Award, however, shall be subject to the approval of the full Board of Directors and shall be made only after the Board has approved (i) the transfer of shares of Common Stock to the Company by Powell as contemplated by Section 3, (ii) the grant of such Award to a specific Participant, and all terms and conditions (including vesting and forfeiture provisions) associated with such Award and (iii) the transfer back to the Company (as provided in Section 5(h)) of the shares of Common Stock subject to the Award (or the then-unvested portion thereof) upon forfeiture of such shares in accordance with the Plan and the agreement entered into by the Company and the Participant in connection with such Award. Neither the Administrator nor any member of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

     Section 3. Shares Available for Issuance.

     (a)  Maximum Number of Shares Available. The maximum aggregate number of shares of Common Stock that will be available for issuance under the Plan will be One Hundred Fifty Thousand (150,000) shares of Common Stock. It is the mutual desire of the Company and Powell that the issuance of shares of restricted stock pursuant to Awards granted under the Plan shall not dilute the interests of the stockholders of the Company. For that reason, the shares available for issuance under the Plan shall consist solely of shares of Common Stock contributed to the Company by Powell specifically for the purpose of issuance as restricted stock pursuant to Awards granted under the Plan. Such number and kind of shares shall be appropriately adjusted in the event of any stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock. The contribution of shares of Common Stock to the Company by Powell for purposes of the Plan may occur at such time or times as Powell may determine, provided, however, that Awards may not be made under the Plan with respect to a number of shares, in the aggregate, that exceeds the number of shares of Common Stock that shall have been contributed to the Company by Powell for such purpose, plus the number of shares returned to the Company as contemplated by Section 5(h), on or prior to the date of such Awards (subject to adjustment as contemplated by the preceding sentence).

     (b)  Accounting for Restricted Stock Awards. Shares of Common Stock that are issued under the Plan, including shares that remain subject to forfeiture under outstanding Awards, will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are forfeited back to the Company as contemplated in Section 5(h) for any reason prior to the Primary Termination Date (as defined in Section 12) will automatically again become available for issuance under the Plan through the Primary Termination Date.

     (c)  Return of Shares to Powell. Upon any termination of the Plan, all shares then available for issuance under the Plan and not subject to outstanding Awards will be returned to Powell on or as promptly as practicable after the Primary Termination Date. Any shares of Common Stock that then remain subject to forfeiture under outstanding Awards and are subsequently forfeited by a Participant and returned to the Company pursuant to Section 5(h) will be returned to Powell by the Company on or before December 31 of the year in which the forfeiture occurs, except that any and all such shares not previously returned to Powell will be returned to him on or as promptly as practicable after the Final Termination Date (as defined in Section 12). Upon the return of shares to Powell as contemplated by this paragraph (c), such shares shall be owned outright by Powell, without restriction of any kind (other than such restrictions on transfer as may exist under federal or state securities laws). The Company’s obligation to return shares to Powell pursuant to this paragraph (c) will survive termination of the Plan.

     (d)  Reservation of Shares. All shares of Common Stock that are available for issuance as Awards under the Plan (including shares that have been returned to the Company following forfeiture of prior Awards), and all shares of Common Stock that are subject to the Company’s obligations under Section 3(c), shall be reserved and set aside by the Company for those purposes.

     Section 4. Participation. Participants in the Plan will be those officers of the Company who, in the judgment of the Administrator, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company. Awards will be deemed to be granted as of the date specified by the Administrator and approved by the Board of Directors.

     Section 5. Restricted Stock Awards.

     (a)  Grant. Each Award will be subject to such terms, conditions and restrictions, consistent with the other provisions of the Plan, as may be determined by the Administrator and approved by the Board of Directors.

     (b)  Stock Award Agreements. Upon the granting of an Award to a Participant, the Company shall prepare and deliver to such Participant an agreement substantially in the form attached hereto as Exhibit A (a “Stock Award Agreement”) with such modifications, consistent with the Plan, as may be approved by the Board of Directors and as may be necessary to reflect the specific terms and conditions of the Award approved in accordance with Section 2. The approval by the Board of Directors of each Award shall include, without limitation, specific approval of the number of shares of Common Stock covered by the Award, the vesting and forfeiture provisions (including performance goals), the return of shares covered by the Award (and of any shares of Common Stock that may be issued in respect thereof as, for example, stock dividends) to the Company upon any forfeiture thereof and the right of the Participant to use shares of Common Stock vesting under the Award, or other shares of Common Stock owned by the Participant, to satisfy Tax Obligations (as contemplated by Section 7 of this Plan). In the event of inconsistency between the terms of any Stock Award Agreement and this Plan, the terms of the Plan shall control.

     (c)  Vesting of Awards. The shares of Common Stock subject to an Award shall vest, and the forfeiture provisions and restrictions on transfer applicable to such Award shall terminate, as determined by the Administrator and approved by the Board, subject to the following:

(i) No shares may vest less than one year after the date of grant of the Award;

(ii) No more than twenty percent (20%) of the shares subject to an Award may vest during any period of less than one year; and

(iii) No shares subject to an Award may continue to vest after the Participant has ceased to be in the continuous employ or service as an officer of the Company or a subsidiary.

     (d)  Dividends and Distributions. Unless otherwise set forth in the Stock Award Agreement evidencing the Award, the Board of Directors shall determine at the time of declaration of any dividends or distributions with respect to shares of Common Stock subject to the unvested portion of an Award whether such dividends or distributions will be subject to the same restrictions (including risk of forfeiture) as the shares to which such dividends or distributions relate. The Board of Directors shall also determine whether the Company will withhold any such dividend or distribution pending vesting of the shares to which it relates and, in such event, the Board will determine whether any interest will be paid on such dividend or distribution.

     All stock dividends, stock rights and stock issued upon split-ups or reclassifications of shares of Common Stock shall be subject to the same restrictions as the shares with respect to which such stock dividends, rights or additional shares are issued, and may be held in custody as provided in Section 5(f).

     (e)  Restrictions on Transfer. Except as may be otherwise expressly permitted by the Stock Award Agreement evidencing an Award, no right or interest of any Participant in shares subject to an Award prior to the vesting of such shares will be assignable or transferable, or subjected to any lien, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

     (f)  Enforcement of Restrictions. To enforce the restrictions referred to in this Section 5, the Administrator may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent.

     (g)  Certificates. Subject to paragraph (f) above, a recipient of an Award shall be issued a certificate or certificates evidencing the shares subject to such Award. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, which legend shall be in substantially the following form:

“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) of the USA Truck, Inc. 2003 Restricted Stock Award Plan and an Agreement entered into between the registered owner and USA Truck, Inc. Copies of such Plan and Agreement are on file in the corporate offices of USA Truck, Inc.”

     (h)  Effect of Forfeiture. Upon the forfeiture of any shares of Common Stock subject to an outstanding Award pursuant to the terms and provisions of the Plan or any Stock Award Agreement, such shares shall automatically be forfeited and returned to the Company, without the necessity of any further action by the Participant or the Company. Any such shares that are forfeited on or prior to the Primary Termination Date shall thereafter be available for issuance as new Awards under the Plan through the Primary Termination Date.

     Section 6. Effect of Termination of Employment or Other Service.

     (a)  Effect of Termination. In the event a Participant’s full-time employment or service as an officer of the Company or a subsidiary of the Company is terminated by the Company or by the Participant for any reason, with or without cause, and including without limitation terminations resulting from the Participant’s retirement, death or disability, all unvested portions of all Awards then held by the Participant will automatically terminate and all unvested shares covered thereby will be forfeited.

     (b)  Date of Termination of Employment or Other Service. Unless the Administrator otherwise determines in his sole discretion, a Participant’s employment or service as an officer will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the applicable subsidiary for which the Participant provides employment or service as an officer, as determined by the Administrator in his sole discretion based upon such records. Any decision to terminate the employment or service of a Participant must be made or approved by the Board of Directors or by a duly authorized officer of the Company, other than the Administrator.

     Section 7. Payment of Withholding Taxes. The Company is entitled to (i) withhold and deduct from wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or any subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy the Participant’s share of any and all federal, state and local withholding and employment-related tax requirements attributable to an Award (the “Tax Obligations”), including, without limitation, the grant, vesting of, or payment of dividends with respect to, shares governed by an Award, or (ii) require the Participant promptly to remit the amount necessary to satisfy the Tax Obligations to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award. To the extent any such taxes require a determination of the fair market value of any Award Shares, such value shall be determined by reference to the average of the high and low sale price of the Company’s Common Stock on the Nasdaq Stock Market (or other exchange or market on which the Common Stock may then be listed) on the relevant date (or if there are no sales on such date, on the last preceding date for which such high and low sale price information is available), subject to such adjustments for nontransferability or other factors as the Company’s Board of Directors may determine to be appropriate.

     Notwithstanding the foregoing, the Participant shall have the right to satisfy, in whole or in part, any Tax Obligations that arise in connection with the grant or vesting of an Award by either (a) electing to have the Company withhold from the shares vesting a number of whole shares of Common Stock having an aggregate fair market value on the vesting date equal to the amount necessary to satisfy such Tax Obligations or (b) assigning and delivering to the Company other shares of Common Stock owned by the Participant having an aggregate fair market value on the grant date or vesting date, as the case may be, equal to the amount necessary to satisfy such Tax Obligations. In no event, however, may a Participant use unvested shares to satisfy any Tax Obligations. For purposes of this paragraph, the fair market value of each share of Common Stock withheld or delivered pursuant to this paragraph shall be equal to the fair market value per share on the relevant date of the shares of Common Stock granted or vesting pursuant to the Award, and if no such fair market value is determined, then the fair market value of the shares withheld or delivered to the Company shall be the average of the high and low sale price of the Company’s Common Stock on the Nasdaq Stock Market (or other exchange or market on which the Common Stock may then be listed) on the relevant date (or if there are no sales on such date, on the last preceding date for which such high and low sale price information is available). Any difference between the amount of the Tax Obligations and the fair market value of the shares withheld or delivered to the Company in accordance with this paragraph shall be paid in a manner contemplated by the preceding paragraph of this Section 7. Any shares of Common Stock withheld or delivered to the Company pursuant to this paragraph will become property of the Company, and such shares shall not thereafter be available to be subject to an Award granted under the Plan and shall not be returned to Powell pursuant to Section 3(c). Any election made by a Participant under this paragraph must be made in writing to the Company before the occurrence of the event (i.e., the granting or vesting of an Award) with respect to which such election is made, and shall be irrevocable.

     Section 8. Rights of Participants and the Company.

     (a)  Rights as a Stockholder. Subject to the terms, conditions, restrictions and limitations set forth in Section 5 or elsewhere in the Plan or in the applicable Stock Award Agreement, a Participant will have, with respect to shares of Common Stock (vested and unvested) issued to the Participant as an Award, all voting, dividend, liquidation and other rights of a stockholder of the Company.

     (b)  Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any subsidiary to terminate the employment or service of any Participant at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any subsidiary.

     (c)  Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board of Directors to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

     Section 9. Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or any Stock Award Agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Plan, unless there is in effect with respect to such shares a registration statement under the Securities Act of 1933 and any applicable state securities laws or an exemption from such registration under such Act and applicable state securities laws. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as the Company may deem necessary or advisable in order to comply with such securities laws or other restrictions.

     Section 10. Plan Amendment, Modification and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required under the Securities Exchange Act of 1934 or the rules of any stock exchange or stock market on which the Company’s securities are listed or traded. No termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

     Section 11. Stockholder Approval. Any Award granted under the Plan prior to the date on which the Plan is approved by stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders’ meeting shall be contingent upon such approval. If the Plan is not so approved by stockholders within one year after the date on which the Plan is approved by the Board of Directors, then the Plan, and any and all Awards granted under the Plan, shall terminate and be null and void as of the date of Board approval, as if the Plan had never been adopted or implemented and no Awards had ever been granted.

     Section 12. Effective Date and Duration of the Plan. The effective date of the Plan shall be the date the Plan is approved by the Board of Directors (which approval shall specifically include, without limitation, the contribution and transfer of shares of Common Stock to the Company by Powell pursuant to Section 3(a) and the return of shares of Common Stock to Powell pursuant to Section 3(c)), provided that the Plan is, within one year after such date, approved by the stockholders of the Company as contemplated in Section 11. If so approved, the Plan will terminate at 11:59 p.m., Central time, on August 31, 2009 and may be terminated prior to such time by action of the Board of Directors (the date on which the Plan terminates or is terminated as contemplated by this sentence is referred to in this Plan as the “Primary Termination Date”). No Award will be granted after the Primary Termination Date. Awards outstanding upon termination of the Plan on the Primary Termination Date may continue to vest, in accordance with the terms and provisions of this Plan and the applicable Stock Award Agreement, and the provisions of this Plan shall remain in effect for the purpose of governing such outstanding Awards and for the other purposes set forth in this Plan (other than the granting of new Awards) until the date immediately following the date on which all shares subject to such outstanding Awards shall have either vested or been forfeited and returned to the Company in accordance with this Plan and the applicable Stock Award Agreements (the “Final Termination Date”).

     Section 13. Miscellaneous.

     (a)  Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed in accordance with the laws of the State of Delaware.

     (b)  Successors and Assigns. The Plan and any Stock Award Agreements evidencing Awards will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants. Without limiting the foregoing, in the event of any acquisition or change of control of the Company, the acquiring, surviving or succeeding corporation or other entity shall be bound by the terms and provisions of all outstanding Awards and by the Company’s obligations under Section 3(c) (adjusted as necessary to give effect to any change in the Common Stock resulting from the acquisition or other transaction), and the Board of Directors of the Company shall take such actions as shall be necessary and appropriate to enforce the provisions of this paragraph.